BELFAST HOLDING COMPANY

FORM OF PROXY

This proxy is solicited on behalf of the Board of Directors of Belfast Holding Company for the Special Meeting of Shareholders to be held on ____________, ___________, 2001.

        The undersigned hereby appoints James L. West and ______________, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown on this proxy at the Special Meeting of Shareholders of Belfast Holding Company, to be held on __________________, __________________, 2001 at ______________________________ at ____ p.m. local time, and any adjournments thereof.

(1) To approve and adopt the Agreement and Plan of Reorganization, dated as of June 12, 2001, by and between Belfast Holding Company, a Tennessee corporation and First Pulaski National Corporation, a Tennessee corporation, and the merger of Belfast Holding Company with and into First Pulaski National Corporation as contemplated thereby.

         FOR                                              AGAINST                                          ABSTAIN

(2) In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

If no direction is made, this proxy will be voted FOR the Proposal to approve the Merger and the Agreement and Plan of Reorganization.

Dated: __________________, 2001

                                                                PLEASE SIGN HERE AND RETURN PROMPTLY

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                                                                Signature

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                                                                Signature, if held jointly

Please sign exactly as your name appears at left. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

Please mark, sign, date, and return the proxy card no later than__________, 2001 using the enclosed envelope.